EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allsteel Inc.	Illinois	Allsteel Inc.

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

Hearth & Home Technologies LLC	Iowa	Hearth & Home Technologies

HNI Asia L.L.C.	Iowa	HNI Asia L.L.C.

HFM Partners	Iowa	HFM Partners

HNI Services LLC	Iowa	HNI Services LLC

The HON Company LLC	Iowa	The HON Company

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	Inactive

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

HNI Holdings Inc.	Iowa	HNI Holding Inc.

Pearl City Insurance Company	Vermont	Pearl City Insurance Company

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, S.de R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, S.de R.L. de C.V.

Paoli LLC	Iowa	Paoli

HHT L.L.C.	Washington	HHT L.L.C.

HNI International (Puerto Rico) L.L.C.	Iowa	HNI International (Puerto Rico) L.L.C.

Hickory Business Furniture, LLC	North Carolina	Hickory Business Furniture, LLC

Commercial Office Interiors LLC	Delaware	Commercial Office Interiors LLC

Contract Resource Group LLC	Delaware	Contract Resource Group LLC

Wilson Office Interiors LLC	Delaware	Wilson Office Interiors LLC

Connect People & Space LLC	Delaware	Connect People & Space LLC

Workspace Ohio LLC	Delaware	Dupler Office

Subsidiary	Country/State of Incorporation	Doing Business As

Young Office Solutions LLC	Delaware	Young Office Solutions LLC

IAW LLC	Delaware	Ivan Allen Workspace

Amovo Workplace Environments Inc.	Canada	Amovo Workplace Environments Inc.

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI Hong Kong Limited	Hong Kong	HNI Hong Kong Limited

Fullmer Installation Company	California	Fullmer Installation Company

Dongguan Lamex Furniture Co. Ltd.	PRC	Dongguan Lamex Furniture Co. Ltd.

Global Known Ltd.	Hong Kong	Inactive

Lamex Trading Co. Ltd.	Hong Kong	Lamex Trading Co. Ltd.

Lamex China Investment Ltd.	Hong Kong	Lamex China Investment Ltd.

Sagus International, Inc.	Delaware	Sagus International, Inc.

Schoolhouse Furniture, Inc.	Delaware	Schoolhouse Furniture, Inc.

Artco-Bell Holding Co.	Delaware	Artco-Bell Holding Co.

Artco-Bell Corporation	Texas	Artco-Bell Corporation

ADMC, Inc.	Texas	ADMC, Inc.

Casework Holding Co.	Delaware	Casework Holding Co.

LSI Corporation of America, Inc.	Minnesota	LSI Corporation of America, Inc.

Mohon International, Inc.	Tennessee	Mohon International, Inc.

MFP Holding Co.	Delaware	MFP Holding Co.

Midwest Folding Products Corp.	Delaware	Midwest Folding Products Corp.

Texwood Holding Co.	Texas	Texwood Holding Co.

Texwood Furniture, Ltd.	Texas	Texwood Furniture, Ltd.

HNI Singapore Private Limited	Singapore	HNI Singapore Private Limited

BP Ergo Limited	India	BP Ergo Limited